Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-280694) and Forms S-8 (File No. 333-227751 and File No. 333-261404) of our report dated March 31, 2025 relating to the consolidated financial statements of KULR Technology Group, Inc. for the year ended December 31, 2024 appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Marcum LLP

Marcum LLP

Los Angeles, CA
March 31, 2026